    As filed with the Securities and Exchange Commission on July 1, 1999
                                                        Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                             SOFTWARE SPECTRUM, INC.
             (Exact name of registrant as specified in its charter)

             TEXAS                                         75-1878002
(State or other jurisdiction of                         (I.R.S. Employer
incorporation or organization)                        Identification No.)

       2140 MERRITT DRIVE                                    75041
        GARLAND, TEXAS                                     (Zip Code)
(Address of Executive Offices)

                                -----------------

              SOFTWARE SPECTRUM, INC. 1998 LONG-TERM INCENTIVE PLAN
                            (Full Title of the Plan)

                                ROBERT D. GRAHAM
                       VICE PRESIDENT AND GENERAL COUNSEL
                             SOFTWARE SPECTRUM, INC.
                               2140 MERRITT DRIVE
                              GARLAND, TEXAS 75041
                                 (972) 840-6600
 (Name, address and telephone number, including area code, of agent for service)

                                -----------------

                                 WITH COPIES TO:

                             LINDA A. WILKINS, ESQ.
                            LOCKE LIDDELL & SAPP LLP
                          2200 ROSS AVENUE, SUITE 2200
                            DALLAS, TEXAS 75201-6776

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------
          TITLE                                 PROPOSED MAXIMUM       PROPOSED MAXIMUM
      OF SECURITIES            AMOUNT TO         OFFERING PRICE       AGGREGATE OFFERING           AMOUNT OF
    TO BE REGISTERED         BE REGISTERED       PER SHARE (1)            PRICE (1)            REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------
      Common Stock,         200,000 shares          $15.688              $3,137,600.00              $873.00
     $.01 Par Value
----------------------------------------------------------------------------------------------------------------

(1) ESTIMATED IN ACCORDANCE WITH RULE 457(h) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE. BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES REPORTED ON THE NASDAQ NATIONAL MARKET ON JUNE 24, 1999. IN ADDITION, PURSUANT TO RULE 416 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT ALSO COVERS SHARES OF COMMON STOCK OF THE COMPANY ISSUABLE TO PREVENT DILUTION RESULTING FROM STOCK SPLITS, STOCK DIVIDENDS OR SIMILAR TRANSACTIONS.

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


                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information specified by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Introductory Note to Part I of Form S-8.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents set forth below are incorporated by reference in this Registration Statement. All documents subsequently filed by Software Spectrum, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         (1) The Company's Form 10-K Annual Report filed July 28, 1998 with respect to the fiscal year ended April 30, 1998 pursuant to
                  Section 13(a) of the Exchange Act;

         (2) All other reports filed with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report described in (1) above; and

         (3) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on June 18, 1991 pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports that have been filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 2.02-1 of the Texas Business Corporation Act (the "TBCA") permits a corporation to indemnify certain persons, including officers and directors and former officers and directors, and to purchase insurance with respect to liability arising out of their capacity or status as officers and directors. The TBCA further provides that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which officers and directors may be entitled under the corporation's articles of incorporation, bylaws, any agreement or otherwise.

         Article Eleven of the Company's Restated Articles of Incorporation provides as follows:

                  To the full extent permitted by the Texas Business Corporation Act, the Corporation shall indemnify any director or officer against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses (including court costs and attorneys' fees) actually incurred by any such person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director or officer and shall advance to such person such reasonable expenses as are incurred by him in connection therewith. The rights of directors and officers set forth in this Article shall not be exclusive of any other right which directors or officers may have or hereafter acquire relating to the subject matter hereof. As used in this Article, the terms "director" and "officer" shall mean any person who is or was a director or officer of the Corporation and any person who, while a director or officer of the Corporation, is, or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of any foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise. As used in this Article, the term "proceeding" means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in any such action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

         In addition, Article 9 of the Company's Restated Bylaws provides that the Company shall indemnify a director who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director of the Company only if it is determined in accordance with the Restated Bylaws that (a) the director conducted himself in good faith and reasonably believed, in the case of conduct in his capacity as a director of the Company, that his conduct was in the Company's best interests, and in all other cases, that his conduct was in the Company's best interests, and (b) in the case of any criminal proceeding, the director had no reasonable cause to believe his conduct to be unlawful.

         Article Ten of the Company's Restated Articles of Incorporation includes a provision eliminating the monetary liability of a director of the Company to the Company and its shareholders for acts or omissions in the director's capacity as a director to the fullest extent permitted by Texas law.

         The Company has purchased directors' and officers' liability insurance. Subject to conditions, limitations and exclusions in the policy, the insurance covers amounts required to be paid for a claim or claims made against directors and officers for any act, error, omission, misstatement, misleading statement or breach of duty by directors and officers in their capacity as directors and officers of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         5.1*     Opinion of Locke Liddell & Sapp LLP.

         23.1*    Consent of Grant Thornton LLP.

         23.2* Consent of Locke Liddell & Sapp LLP (included in opinion filed as Exhibit 5.1).

         24.1* Power of Attorney (included on the signature page of this Registration Statement).

         99.1 Software Spectrum, Inc. 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.17 to the Company's Form 10-Q Quarterly Report, filed December 14, 1998, with respect to the fiscal quarter ended October 31, 1998).

         *        Filed herewith

ITEM 9.  UNDERTAKINGS.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or
                  Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
                  Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garland, State of Texas, on this 30th day of June, 1999.

                         SOFTWARE SPECTRUM, INC.


                         By:  /s/ Robert D. Graham
                              ---------------------------------------------
                              Vice President of Strategic Relationships and General Counsel


                                POWER OF ATTORNEY

         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Judy O. Sims and Robert D. Graham, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done on and about the premises as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURES                                TITLE                                DATE
                ----------                                -----                                ----
         /s/ JUDY O. SIMS
         ---------------------              Chairman of the Board and Chief               June 30, 1999
         Judy O. Sims                       Executive Officer (Principal
                                            Executive Officer)

         /s/ KEITH R. COOGAN
         ---------------------              President and Chief Operating                 June 30, 1999
         Keith R. Coogan                    Officer and Director

         /s/ JAMES W. BROWN                 Vice President and Chief                      June 30, 1999
         ---------------------              Financial Officer (Principal
         James W. Brown                     Financial Officer and Principal
                                            Accounting Officer)
         /s/ MELLON C. BAIRD
         ---------------------              Director                                      June 30, 1999
         Mellon C. Baird

         /s/ CARL S. LEDBETTER
         ---------------------              Director                                      June 30, 1999
         Carl S. Ledbetter

         /s/ FRANK TINDLE
         ---------------------              Director                                      June 30, 1999
         Frank Tindle

                SIGNATURES                                TITLE                                DATE
                ----------                                -----                                ----
         /s/ BRIAN N. DICKIE
         ---------------------              Director                                      June 30, 1999
         Brian N. Dickie


                                INDEX TO EXHIBITS


         Exhibit
         Number   Exhibit
         -------  -------
         5.1*     Opinion of Locke Liddell & Sapp LLP.

         23.1*    Consent of Grant Thornton LLP.

         23.2* Consent of Locke Liddell & Sapp LLP (included in opinion filed as Exhibit 5.1).

         24.1* Power of Attorney (included on the signature page of this Registration Statement).

         99.1 Software Spectrum, Inc. 1998 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.17 to the Company's Form 10-Q Quarterly Report, filed December 14, 1998, with respect to the fiscal quarter ended October 31, 1998).

         *        Filed herewith